5,400,000 Shares
                       FIRST INDUSTRIAL REALTY TRUST, INC.
                                  Common Stock



                             UNDERWRITING AGREEMENT



                                                                 October 6, 1997



DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

     First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 5,400,000 shares of common stock of the Company, par value $.01 per share, (the "Shares"), to Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"). The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (Registration No. 333-29879) relating to the registration of the Shares and such other securities which may be offered from time to time by the Company in accordance with Rule 415 under the Act. Such registration statement (as amended), has been declared effective by the Commission on September 24, 1997. Such registration statement (as amended), on the one hand, and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Shares provided to the Underwriter by the Company for use (whether or not such prospectus supplement is required to be filed with the Commission by the Company pursuant to the Act) (the "Prospectus Supplement"), on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Exchange Act") are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Shares to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

     2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Shares and the Underwriter agrees to purchase from the Company at a price per share of $32.90 (the "Purchase Price"), 5,400,000 Shares.

     3. Terms of Public Offering. The Company is advised by you that the Underwriter proposes (i) to make a public offering (the "Offering") of the Shares as soon after the execution and delivery hereof as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     4. Delivery and Payment. Delivery to the Underwriter of certificates for, and payment of the Purchase Price for the Shares shall be made, subject to
Section 9, at 10:00 A.M., New York City time, on the seventh business day following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Date") at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166. The Clos-ing Date and the location of, delivery of and the form of payment for the Shares may be varied by agreement between you and the Company.

     Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date, with any transfer taxes thereon duly paid by the Company, for the account of the Underwriter, against payment of the Purchase Price therefor by intra-bank transfer or wire transfer of same day funds to such account as may be designated by the Company at least two business days prior to the Closing Date.

     5. Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership severally agrees with you as follows:

          (a) In respect of the offering of Shares, the Company will prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the name of the Underwriter participating in the offering and the number of Shares which the Underwriter has agreed to purchase, the price at which the Shares are to be purchased by the Underwriter from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares. The Company will furnish to the Underwriter and to such dealers as you shall specify as many copies of the Prospectus as the Underwriter shall reasonably request for the purposes contemplated by the Act or the Exchange Act.

          (b) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, the Company will advise you promptly and, if requested by you, confirm such advice in writing, of (i) the effectiveness of any amendment to the Registration Statement (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Com-mission relating to the Registration Statement, the Prospectus or any of the transactions contemplated by this Agreement, (iv) any request by the Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) The Company will furnish to you without charge, one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, as you may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, not to file any amendment to the Registration Statement or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you or your counsel shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which, in the opinion of your counsel, may be necessary in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) If, at any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, any event shall occur as a result of which, in the opinion of your counsel, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to your counsel for the Underwriter) so that the statements in the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with any law, and to furnish to the Underwriter and to such dealers as you shall specify, such number of copies thereof as the Underwriter or dealers may reasonably request.

          (f) The Company will use its best efforts, in cooperation with the Underwriter, to qualify or register the Shares for offer and sale by the Underwriter under the applicable state securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you may reasonably request; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders. In each jurisdiction in which the Shares have been so qualified or registered, the Company will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Underwriter may reasonably request for the distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders.

          (g) To make generally available to the Company's stockholders as soon as reasonably practicable but not later than sixty (60) days after the close of the period covered thereby (ninety (90) days in the event the close of such period is the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the Act) covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than ninety (90) days after such date) which shall satisfy the provisions of
     Section 11(a) of the Act, and, if required by Rule 158 of the Act, to file such statement as an exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earnings statement is released.

          (h) During the period of five years after the date of this Agreement, the Company will furnish to you as soon as available (x) a copy of each regular and periodic report or other publicly available information of the Company and any of its subsidiaries mailed to the holders of the Shares or filed with the Commission or any securities exchange and (y) such other publicly available information concerning the Company and any of its subsidiaries as you may reasonably request.

          (i) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Shares, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

          (j) The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement and any amendment thereto (including financial statements and exhibits), the Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (c),
     (ii) the printing and delivery of this Agreement and the Blue Sky Memorandum, (iii) the qualification or registration of the Shares for offer and sale under the securities or Blue Sky laws and the real estate syndication laws of the several states in accordance with Section 5(g) hereof, (iv) the fee of and the filings and clearance, if any, with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the Offering, (v) the fee of and the listing of the Shares on the New York Stock Exchange, Inc. ("NYSE"), (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriter or by dealers to whom Shares may be sold,
     (vii) the preparation, issuance and delivery of certificates for the Shares to the Underwriter, (viii) the costs and charges of any transfer agent or registrar, (ix) any transfer taxes imposed on the sale by the Company of the Shares to the Underwriter and (x) the fees and disbursements of the Company's counsel and accountants.

          (k) The Company will use its best efforts to maintain the listing of the Shares on the NYSE for a period of two years after the Closing Date and thereafter unless the Company's Board of Directors determines that it is no longer in the best interests of the Company for the Shares to continue to be so listed.

          (l) The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

          (m) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus Supplement under "Use of Proceeds."

          (n) The Company will prepare and file or transmit for filing with the Commission in accordance with Rule 424(b) of the Act copies of the Prospectus.

          (o) The Company will use its best efforts to continue to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") until October 6, 2000 and thereafter unless the Company's Board of Directors determines that it is no longer in the best interests of the Company to be so qualified.

          (p) The Company hereby agrees not to, directly or indirectly, register the sale of, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of any Shares of common stock, par value $.01 per share, of the Company ("Common Shares") or any securities convertible into or exercisable or exchangeable for such Common Shares or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Shares, except to the Underwriter pursuant to this Agreement, for a period of 90 days after the date of the Prospectus Supplement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may (i) grant shares of common stock and stock options pursuant to any employee benefit plan of the Company, (ii) issue Common Shares upon the exercise of such options, (iii) redeem Units for Common Shares, (iv) issue shares of, or securities convertible into or exercisable or exchangeable for, Common Shares in connection with private placements for the acquisition of real property or direct or indirect interests in real property by the Company or its affiliates.

     6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriter as of the date hereof and the Closing Date that:

          (a) The Company meets the requirements for use of Form S-3, and the Registration Statement has been declared effective by the Commission.

          (b) The Registration Statement and the Prospectus, including the financial statements, schedules and related notes included in the Prospectus and, if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. The Prospectus, including the financial statements, schedules and related notes included in the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and at the Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. On the date the Registration Statement was declared effective, on the date hereof and on the Closing Date no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, and at the Closing Date, the Prospectus and the Prospectus Supplement did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 6(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act (which were disclosed to the Underwriter and the Underwriter's counsel). The Prospectus delivered to the Underwriter for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information in and incorporated by reference in the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus and as of the Closing Date, or during the period specified in Section 5(b) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 6(c) do not apply to the statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

          (d) The Company has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. Each of the Operating Partnership, First Industrial Financing Partnership, L.P. (the "Financing Partnership"), First Industrial Securities, L.P. ("Securities, L.P."), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partnership"), First Industrial Indianapolis, L.P. ("FII"), First Industrial Harrisburg, L.P. ("FIH"), First Industrial Development Services Group, L.P. ("DSG") and First Industrial Pennsylvania, L.P. ("FIP") (the Operating Partnership, the Financing Partnership, Securities, L.P., the Mortgage Partnership, FII, FIH, DSG and FIP are referred to collectively herein as the "Partnership Subsidiaries") has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Securities Corporation ("FISC"), First Industrial Finance Corporation ("FIFC"), First Industrial Mortgage Corporation ("FIM"), First Industrial Pennsylvania Corporation ("FIPC"), First Industrial Indianapolis Corporation ("FIIC"), First Industrial Harrisburg

     Corporation ("FIHC"), FI Development Services Corporation ("FIDSG"), FR Acquisitions, Inc. ("FRA"), First Industrial Management Corporation ("FIMC") and First Industrial Third-Party Management Corporation ("FITP," and together with FISC, FIFC, FIM, FIPC, FIIC, FIHM, FIDSG, FRA and FIMC are referred to collectively herein as the "Corporate Subsidiaries," and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of organization. Other than the Corporate Subsidiaries and the Partnership Subsidiaries, no entities in which the Company owns any equity securities constitute, individually or in the aggregate, a "significant subsidiary" under Rule 1-02 of Regulation S-X promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership. FIFC is a wholly-owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIM is a wholly-owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly-owned subsidiary of the Company and is the sole general partner of Securities, L.P. The Operating Partnership and FISC are the only limited partners of Securities, L.P. DSG is a wholly-owned subsidiary of the Company. FIPC is a wholly-owned subsidiary of the Company and is the sole general partner of FIP. FIIC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIHC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIDSG is a wholly-owned subsidiary of the Company and is the sole general partner of DSG. The Company and each of the Subsidiaries has, and at the Closing Date will have, full corporate or partnership power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage as described in the Registration Statement or the Prospectus and the transactions contemplated hereby and thereby. The Company and each of the Corporate Subsidiaries is, and at the Closing Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Company and its Subsidiaries, taken as whole or on the 453 in service properties owned, directly or indirectly, by the Company as of June 30, 1997 (the "Properties"), (ii) the issuance, validity or enforceability of the shares or (iii) the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect"), which jurisdictions of foreign qualification or registration are attached on Schedule I hereto. Each of the Partnership Subsidiaries is, and at the Closing Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are attached on Schedule I hereto. Complete and correct copies of the articles of incorporation and of the by-laws of the Company and the charter documents, partnership agreements and other organizational documents of the Subsidiaries and all amendments thereto as have been requested by the Underwriter or your counsel have been delivered to the Underwriter or your counsel.

          (e) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share, and 65,000,000 shares of excess stock, par value $.01 per share. All of the Company's issued and outstanding shares of common stock and preferred stock have been duly authorized and are validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Shares, and the statements related thereto, contained in the Registration

     Statement or the Prospectus are, and at the Closing Date, will be, complete and accurate in all material respects. Except for stock options under the Company's 1994 Stock Incentive Plan, the 1997 Stock Incentive Plan, the Deferred Income Plan and the Shareholder Rights Plan (as defined in the Prospectus), limited partnership interests in the Operating Partnership ("Units"), in connection with agreements relating to the purchase of properties, which agreements provide for the issuance of Units, or as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, redeemable or exchangeable for, or any contracts or commitments to issue or sell, any Shares, any shares of capital stock of the Company or any Subsidiary or any such warrants, convertible securities or obligations. Upon payment of the Purchase Price and delivery of certificates representing the Shares in accordance herewith, the Underwriter will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The form of share certificates to be used to evidence the Shares will be in due and proper form and will comply, in all material respects, with all applicable legal requirements. Other than shares of common stock issuable upon exercise of stock options pursuant to the Company's 1994 Stock Incentive Plan, the 1997 Stock Incentive Plan, the Deferred Income Plan and the Shareholder Rights Plan (as defined in the Prospectus), or upon exchange of Units, no shares of common or preferred stock of the Company are reserved for any purpose, except as disclosed in the Prospectus.

          (f) As of the Closing Date, the partnership agreement of each Partnership Subsidiary will have been duly authorized, validly executed and delivered by each partner thereto and is valid, legally binding and enforceable in accordance with its terms; immediately following the Closing Date, all of the issued and outstanding shares of capital stock of each Corporate Subsidiary will have been duly authorized and validly issued, fully paid and non-assessable and (except as described in the Prospectus) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances, (except for pledges in connection with the loan agreements of the Company and the Subsidiaries) and all of the partnership interests in each

     Partnership Subsidiary will have been duly authorized and validly issued, fully paid and (except as described in the Prospectus) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company and the Subsidiaries).

          (g) The financial statements, supporting schedules and related notes included in, or incorporated by reference into, the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial information and data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Prospectus, pro forma and/or as adjusted financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Act and the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included or incorporated by reference therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. The Company's ratio of earnings to fixed charges and preferred dividend requirements included in the Prospectus and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. No other financial statements (or schedules) of the Company, or any predecessor of the Company, are required by the Act or the Exchange Act to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. (the "Accountants") who have reported on such financial statements, schedules and related notes, are independent public accountants with respect to the Company as required by the Act.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, (i) there has not been and will not have been, except as set forth in or contemplated by the Registration Statement and the Prospectus, any change in the capitalization, long term or short term debt or in the capital stock or equity of the Company or any of its Subsidiaries which would be material to the Company and its Subsidiaries considered as one enterprise (anything which would be material to the Company and its Subsidiaries, considered as one enterprise, being hereinafter referred to as "Material"), (ii) except as described in the Prospectus, neither the Company nor any of its Subsidiaries has incurred nor will it incur any liabilities or obligations, direct or contingent, which would be Material, nor has it entered into nor will it enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Prospectus, which would be Material, (iii) there has not been any Material Adverse Effect, and (iv) except for regular quarterly distributions on the Common Shares and the dividends on the shares of the Company's (a) Series A Preferred Stock, par value $.01 per share; (b) Depositary Shares each representing 1/100th of a Share of 8 3/4 Series B Preferred Stock; and (c) Depositary Shares each representing 1/100th of a Share of 8_ Series C Preferred Stock (collectively, the "Preferred Shares"), the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock.

          (i) Neither the Company nor any of its Subsidiaries is, or as of the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (j) To the knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, or proceedings pending or, after due inquiry, threatened against or affecting the Company or any of its Subsidiaries or any of their respec-tive officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

          (k) The Company and each of its Subsidiaries (i) has, and at the Closing Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) is not, and at the Closing Date will not be, in breach of or default (except as previously disclosed to you or your counsel) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a "Contract or Other Agreement") or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company and each of its Subsidiaries, after due inquiry, no other party under any Material contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be.

          (l) No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder except such as have been obtained under the Act and the Exchange Act and such as may be re-quired under state securities, Blue Sky or real estate syndication laws, the by-laws and rules of the NASD or the requirements of the NYSE in connection with the purchase and distribution by the Underwriter of the Shares or such as have been received prior to the date of this Agreement, and except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner.

          (m) The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into this Agreement, to the extent such is a party thereto. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, to the extent each is a party thereto and constitutes a valid and binding agreement of the Company and the Operating Partnership, to the extent each is a party thereto, and assuming due authorization, execution and delivery by the Underwriter, is enforceable, against the Company and the Operating Partnership, to the extent each is a Party thereto, in accordance with the terms hereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the compliance by each of the Company and the Subsidiaries with their obligations hereunder, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws, partnership agreement or other organizational documents of the Company or any of its Subsidiaries, any Contract or Other Agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its assets or properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Company or any of its Subsidiaries or to the Properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

          (n) As of the Closing Date the Company and each of its subsidiaries will have good and marketable title to all Material properties and assets described in the Prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement or the Prospectus, or such as secure the Company's loan facilities of the Company and the Subsidiaries, or would not result in a Material Adverse Effect.

          (o) To the knowledge of the Company and the Operating Partnership: (i) no lessee of any portion of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect.

          (p) The Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks.

          (q) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect; (A) to the knowledge of the Company and its Subsidiaries, after due inquiry, the operations of the Company and its Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Company and its Subsidiaries, after due inquiry, none of the Company or its Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Company or its Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) none of the Company or its Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Company and its Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company and its Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

     As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

     None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

          (r) The Company and its Subsidiaries are organized and operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, as amended (the "Code"), and have elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1994. The Company and its Subsidiaries intend to continue to qualify as a REIT for the foreseeable future.

          (s) There is no document or contract of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required, and except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner and the descriptions thereof or references thereto are accurate in all material respects.

          (t) Except for persons holding Common Shares issued on or prior to June 30, 1994 and persons holding Units, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

          (u) As of the date hereof, the outstanding shares of common stock of the Company are listed on the NYSE. Prior to the Closing Date, the Common Stock will be duly authorized for listing on the NYSE upon official notice of issuance.

          (v) None of the Company or any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or its Subsidiaries, after due inquiry, is any such dispute threatened which would be Material.

          (w) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

          (x) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

          (y) Each of the Partnership Subsidiaries is properly treated as a partnership for federal income tax purposes and not as a "publicly traded partnership."

          (z) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described;

          (aa) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares, and the Company has not distributed and have agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus or other material permitted by the Securities Act (which were disclosed to you and your counsel);

          (bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain account ability for assets; (iii) access to assets, financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (cc) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted, or to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

          (dd) Any certificate or other document signed by any officer or authorized representative of the Company or any Subsidiary, and delivered to the Underwriter or to your counsel in connection with the sale of the Shares shall be deemed a representation and warranty by such entity or person, as the case may be, to the Underwriter as to the matters covered thereby.

     7. Indemnification. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use therein.

     (b) In case any action shall be brought against the Underwriter or any person controlling the Underwriter, based upon the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Operating Partnership, the Underwriter shall promptly notify the Company and the Operating Partnership in writing and the Company and the Operating Partnership may, at their election, assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall, if the Company or the Operating Partnership has assumed the defense as indicated above, be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company or the Operating Partnership, (ii) the Company or the Operating Partnership shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Operating Partnership and the Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and the Operating Partnership (in which case the Company and the Operating Partnership shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the Company and the Operating Partnership shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriter and controlling persons, which firm shall be designated in writing by the Underwriter and that all such fees and expenses shall be reimbursed as they are incurred). Neither the Company nor the Operating Partnership shall be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company or the Operating Partnership, the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than forty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (c) The Underwriter agrees to indemnify and hold harmless the Company and the Operating Partnership, and the Company's officers and directors who sign the Registration Statement and any person controlling the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Underwriter but only with reference to and in conformity with information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus. In case any action shall be brought against the Company or the Operating Partnership, any of their officers, directors, or any person controlling the Company or the Operating Partnership, based on the Registration Statement or the Prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company and the Operating Partnership (except that if the Company or the Operating Partnership shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall, except as otherwise provided herein, be at the expense of the Underwriter), and the Company and the Operating Partnership, their officers, directors, and any person controlling the Company or the Operating Partnership shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, expenses, liabilities or judgments re-ferred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, expenses, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Operating Partnership, or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any persons controlling the Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. Any successors to the Underwriter or any persons controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct, in all material re-spects, on the Closing Date, with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement has become effective under the Act; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by such Rule; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission to the knowledge, after due inquiry, of the Company. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the state securities authority of any jurisdiction, to the knowledge of the Company.

          (c) (i) Since the date of the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, (ii) other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company, after due inquiry, threatened against the Company or the Operating Partnership or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect, and on the Closing Date you shall have received a certificate dated the Closing Date signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, confirming the matters set forth in paragraphs (a), (b) and
     (c) of this Section 8.

          (d) You shall have received on the Closing Date an opinion or opinions (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Company and the Operating Partnership, to the effect that:

               (i) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified in Schedule I thereto. Each of the Corporate Subsidia-ries is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified in Schedule I thereto.

               (ii) Each of the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization. Each of the Partnership Subsidiaries has all requisite partnership power and authority to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and proposes to engage, in each case, as described in the Prospectus, and the Operating Partnership has the partnership power to enter into and perform its obligations under this Agreement. Each of the Partnership Subsidiaries is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction identified in Schedule I thereto.

               (iii) To the knowledge of such counsel, no shares of common or preferred stock of the Company are reserved for any purpose, except in connection with (1) the possible issuance of shares of common stock upon redemption of Units and (2) the Company's 1994 Stock Incentive Plan, the 1997 Stock Incentive Plan, the Deferred Income Plan and the Shareholder Rights Plan (as defined in the Prospectus). To the knowledge of such counsel, except for Units and stock options issued under stock option plans, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options other than as provided in this Agreement, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company. To the knowledge of such counsel, no shares of capital stock of any of the Corporate Subsidiaries are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of the Corporate Subsidiaries, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of the Corporate Subsidiaries, except as disclosed in the Prospectus. To the knowledge of such counsel, all of the outstanding partnership interests of the Operat-ing Partnership, the Financing Partnership, Securities, L.P. and the Mortgage Partnership have been duly authorized, validly issued and fully paid and, except for Units not owned by the Company, are owned directly or indirectly by the Company or the Operating Partnership.

               (iv) To the knowledge of such counsel, none of the Company, the Operating Partnership, the Financing Partnership, Securities, L.P., FISC, FIFC, FIMC or the Mortgage Partnership is in violation of or default under its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and (except as previously disclosed to the Underwriter or their counsel by the Company) none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity or any Property is subject to or bound by, (it being understood that such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of the Properties) except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

               (v) This Agreement was duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership and assuming due authorization, execution and delivery by any other party thereto, is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (vi) The execution and delivery of this Agreement and the performance of the obligations set forth herein by the Company and the Operating Partnership will not require, to such counsel's knowledge, any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (1) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any such entity is a party or by which it or any of them or any of their respective properties or other assets may be bound or subject (it being understood that such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of the Properties) and of which such counsel is aware; (2) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership; (3) any applicable law, rule or administrative regulation of the United States or the State of Delaware; or (4) any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

               (vii) None of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries is required to be registered under the Investment Company Act of 1940.

               (viii) To the knowledge of such counsel, no Material authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under the Act or the by-laws and rules of the NASD, or state securities, blue sky or real estate syndication laws, or such as have been received prior to the date of such opinion.

               (ix) The Registration Statement, at the time it became effective and the Prospectus, as of the date of the Prospectus Supplement (in each case, other than documents incorporated therein by reference and the financial statements and supporting schedule and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Act.

               (x) The Underwriter is receiving good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if the Underwriter acquires such Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities.

               (xi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

               (xii) The information in the Prospectus under "Risk Factors," "Restrictions on Transfers of Capital Stock", "Certain Federal Income Tax Matters" and "Description of Common Stock" to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information required to be disclosed therein.

               (xiii) To such counsel's knowledge, there is no document or contract of a character required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto by the Act other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are accurate in all material respects.

               (xiv) To such counsel's knowledge, except for persons holding Units and for persons holding Common Shares issued on or prior to June 30, 1994, the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

               (xv) As of the date hereof, the outstanding shares of common stock of the Company are listed on the NYSE. The Shares have been approved for listing on the NYSE upon official notice of issuance.

               (xvi) The partnership agreement of each Partnership Subsidiary has been duly authorized, validly executed and delivered by each of the Company and the Subsidiaries, to the extent they are parties thereto, and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (xvii) The Registration Statement has been declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424 within the applicable time period prescribed by Rule 424 and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the Prospectus has been issued and no proceeding for that purpose is pending or threatened by the Commission.

               (xviii) The documents filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein and other financial and statistical data, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

               (xix) The Company and the Operating Partnership satisfy all conditions and requirements for filing the Registration Statement on Form S-3 under the Act.

     At the Underwriter's request, Cahill Gordon & Reindel shall also confirm to the Underwriter that it has been informed by the Staff of the Commission that the Registration Statement is effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

     In addition, Cahill Gordon & Reindel shall confirm that the opinion filed as Exhibit 8 to the Registration Statement is true and correct as of the date thereof and permit the Underwriter to rely on such opinion as if it were addressed to the Underwriter.

     In addition, Cahill Gordon & Reindel shall state that they have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis thereof (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus, as of its date or at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

     In giving its opinion, such counsel may rely (A) as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of and accountants for each of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries, (B) as to matters of Maryland law, on the opinion of McGuire, Woods, Battle & Boothe, L.L.P., Baltimore, Maryland, which opinion shall be in form and sub-stance reasonably satisfactory to counsel for the Underwriter, (C) as to matters of Illinois law, on the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriter, and (D) as to the good standing and qualification of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (i) as to the enforceability of forum selection clauses in the federal courts or (ii) with respect to the requirements of, or compliance with, any state securities or "Blue Sky" or real estate syndication laws.

               (e) You shall have received on the Closing Date an opinion or opinions (satisfactory to you and your counsel), dated the Closing Date of McGuire, Woods, Battle & Boothe, L.L.P., special Maryland counsel for the Company, to the effect that:

                    (i) Each of the Company and the Corporate Subsidiaries has
               been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

                    (ii) Each of the Company and the Corporate Subsidiaries has
               corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, as described in the Prospectus, and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement.

                    (iii) The Company's authorized capitalization consists of
               10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share and 65,000,000 shares of excess stock, par value $.01 per share. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. All the issued and outstanding shares of capital stock of the Corporate Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable.

                    (iv) Each of the Shares has been duly authorized for
               issuance and sale to the Underwriter pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable. To the extent Maryland law provides the basis for determination, the Underwriter is receiving good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if the Underwriter acquires such Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities. The terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Registration Statement and Prospectus. The form of stock certificates evidencing the Shares are in due and proper form and comply in all material respects with all applicable legal requirements. The issuance of the Shares is not subject to any preemptive or other similar rights arising under Maryland General Corporation Law, the Company's charter or by-laws, as amended to date, or any agreement of which such counsel is aware.

                    (v) This Agreement was duly and validly authorized and
               executed by the Company.

                    (vi) The execution and delivery of this Agreement and the
               performance of the obligations set forth herein by the Company will not require, to the knowledge of such counsel, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (1) the charter or by-laws, as the case may be, of the Company; (2) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

                    (vii) To the knowledge of such counsel, no Material
               authorization, approval, consent or order of any Maryland court, governmental authority, agency or other entity is required in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under Maryland securities, blue sky or real estate syndication laws.

                    (viii) The information in the Prospectus under "Description of Common Stock," "Restrictions on Transfers of Capital Stock" and Item 15 of Part II of the Registration Statement to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, is correct in all material respects and presents fairly the information required to be disclosed therein.

                    (ix) The Company and each of the Corporate Subsidiaries was authorized to enter into the partnership agreement of each Partnership Subsidiary for which the Company or such Corporate Subsidiary, as the case may be, is the general partner.

               (f) You shall have received on the Closing date, an opinion or opinions (satisfactory to you and your counsel), dated the Closing Date, of Barack Ferazzano Kirschbaum Perlman & Nagelberg, special Illinois counsel for the Company, to the effect that:

                    (i) To the knowledge of such counsel, none of the Company, the Operating Partnership, FIFC, the Financing Partnership, FIP, FIPC, Securities, L.P.; FRA, FIMC, the Mortgage Partnership, and FISC is in default in the performance or observance of any obligation, agreement, covenant or condition contained in (a) the documentation evidencing and/or securing (1) a certain revolving credit facility made available to the Operating Partnership and FIP by The First National Bank of Chicago, on behalf of itself and as agent for various co-lenders, (2) a certain loan made available to Harrisburg, L.P. by ORIX USA, Inc., (3) a certain revolving loan facility made available to the Operating Partnership by Madison Bank, N.A., (4) a certain mortgage loan made available to the Mortgage Partnership by Nomura Asset Capital Corporation, and (5) a certain revolving credit facility made available to the Operating Partnership by The First National Bank of Chicago (such documentation, collec-tively, the "Credit Documents") and (b) various pending agreements of purchase and sale into which FR Acquisitions, Inc. has entered into for the purchase of certain real properties (collectively, the "Pending Contracts"), except in each case for defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

                    (ii) The execution and delivery of this Agreement and the
               performance of the obligations set forth herein by the Company and the Operating Partnership did not and do not conflict with or constitute a breach or violation of or default under: (1) the Credit Documents and the Pending Contracts; (2) any applicable law, rule or administrative regulation of the United States; or
               (3) any order or administrative or court decree issued to or against or concerning the Company, the Operating Partnership, FIFC, the Financing Partnership, FIP, FIPC, FIMC, the Mortgage Partnership, Securities, L.P., FRA or FISC, of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

                    (iii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened that do or are likely to have a Material Adverse Effect.

                    (iv) The information in the Prospectus Supplement under
               "Prospectus Supplement Summary -- Recent Developments --Debt Financing," and in the 10-K under Item 2 "The Properties -- Mortgage Loans" and "-- Acquisition Facilities" to the extent that it constitutes statements of law, descriptions of statutes, summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information disclosed therein.

               (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Rogers & Wells, your counsel, as to the matters referred to in clauses (iv) (with respect to the first and last sentences only) of Section 8(e) and clauses (v), and (ix) of Section 8(d) and in addition, Rogers & Wells shall make statements similar to those contained in the first and third paragraphs following Section 8(d)(xix) hereto and shall be entitled to rely on those persons described in the fourth paragraph following
          Section 8(d)(xix) described therein.

               (h) On the date hereof, Coopers & Lybrand L.L.P. shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter (and to its counsel), confirming that they are independent public accountants with respect to the Company and its Subsidiaries as required by the Act and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Underwriter a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date as the case may be.

               (i) Since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Shares or any of the Company's securities or the Operating Partnership's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares or any of the Company's securities or the Operating Partnership's other securities.

               (j) At the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance.

               (k) The Company and its Subsidiaries shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements pursuant to Section 5 herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

               (l) At the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

               (m) At the Closing Date, the Underwriter shall have received a letter agreement from certain of the directors and executive officers of the Company, as listed on Schedule II hereto, substantially in the form attached hereto as Exhibit A.

     9. Effective Date of Agreement; Termination. This Agreement shall become effective upon the execution of this Agreement.

     This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the NYSE or the American Stock Exchange or material limitation on prices for securities on either of such exchanges, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion would result in a Material Adverse Effect, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     10. Information Furnished by the Underwriter. The name of the Underwriter set forth on the cover page, and the statements in the second paragraph under the caption "Underwriting" in the Prospectus, constitute the only informa-tion furnished by or on behalf of the Underwriter through you as such information is referred to in Section 7.

     11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to First Industrial Realty Trust, Inc., 150 North Wacker Drive, Suite 150, Chicago, Illinois 60606, Attention: Michael T. Tomasz, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention of Gerald S. Tanenbaum, Esq. and (b) if to you, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Rogers & Wells, 200 Park Avenue, New York, New York 10166, Attention of Robert E. King, Jr., or in any case to such other address as the person to be notified may have requested in writing.

     The provisions of Sections 5, 6 and 7 shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company and (ii) acceptance of the Shares and payment for them hereunder.

     In the event of termination of this Agreement, the provisions of Sections 5(j) and 7 shall remain operative and in full force and effect.

     If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company and the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Operating Partnership agree to reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Operating Partnership and the Underwriter, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, and the Underwriter.

                             Very truly yours,

                             FIRST INDUSTRIAL REALTY TRUST, INC.

                             By:________________________________
                                Name:
                                Title:

                             FIRST INDUSTRIAL, L.P.

                             By:    First Industrial Realty
                                     Trust, Inc. as its sole general
                                     partner

                             By:________________________________
                                Name:
                                Title:



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


                  By:____________________________
                     Name:
                     Title:

                                   SCHEDULE I


             JURISDICTIONS OF FOREIGN QUALIFICATION OF THE COMPANY, THE CORPORATE SUBSIDIARIES AND THE PARTNERSHIP SUBSIDIARIES


ENTITY:                                             JURISDICTION

First Industrial, L.P.                              Alabama
                                                    Georgia*
                                                    Illinois*
                                                    Indiana*
                                                    Iowa
                                                    Kansas
                                                    Michigan*
                                                    Minnesota*
                                                    Missouri
                                                    New Jersey*
                                                    New York*
                                                    Ohio
                                                    Pennsylvania
                                                    Tennessee
                                                    Wisconsin

First Industrial Realty Trust, Inc.                 Alabama
                                                    Georgia*
                                                    Illinois*
                                                    Indiana*
                                                    Michigan*
                                                    Minnesota*
                                                    New Jersey*
                                                    New York*
                                                    Ohio

First Industrial Securities, L.P.                   Illinois
                                                    Michigan
                                                    Minnesota
                                                    Pennsylvania

First Industrial Securities Corporation             Illinois
                                                    Michigan

First Industrial Pennsylvania Partnership, L.P.     Pennsylvania

First Industrial Pennsylvania Corporation           Pennsylvania



                                  Schedule I-1

First Industrial Harrisburg, L.P.                   Pennsylvania

First Industrial Harrisburg Corporation             Pennsylvania

First Industrial Financing Partnership, L.P.        Alabama
                                                    Georgia*
                                                    Illinois*
                                                    Iowa
                                                    Kansas
                                                    Michigan*
                                                    Minnesota*
                                                    Missouri
                                                    New Hampshire
                                                    Pennsylvania
                                                    Tennessee
                                                    Texas
                                                    Wisconsin

First Industrial Finance Corporation                Alabama
                                                    Georgia*
                                                    Illinois*
                                                    Michigan*
                                                    Wisconsin

First Industrial Management Corporation             Alabama
                                                    Georgia
                                                    Illinois
                                                    Indiana
                                                    Iowa
                                                    Kansas
                                                    Michigan
                                                    Minnesota
                                                    Missouri
                                                    New Hampshire
                                                    Ohio
                                                    Pennsylvania
                                                    Tennessee
                                                    Texas
                                                    Wisconsin

First Industrial (Atlanta) Management Corporation   Georgia
                                                    Illinois

FR Acquisitions, Inc.                               Georgia
                                                    Illinois
                                                    Indiana
                                                    Michigan
                                                    Minnesota
                                                    Missouri


                                  Schedule I-2

                                                    Ohio
                                                    Pennsylvania
                                                    Tennessee
                                                    Wisconsin

First Industrial Mortgage Partnership, L.P.         Georgia*
                                                    Illinois*
                                                    Michigan*
                                                    Minnesota*
                                                    Missouri
                                                    Tennessee

First Industrial Mortgage Corporation               Illinois
                                                    Michigan

First Industrial Indianapolis, L.P.                 Indiana

First Industrial Indianapolis Corporation           None

First Industrial Development Services Group, Inc.   Maryland

First Industrial Development Services Group, LLC    Minnesota

First Industrial Development Services Group, L.P.   None

FI Development Services Corporation                 None

--------------------

*  Denotes jurisdictions on which counsel is opining.





                                  Schedule I-3

                                   SCHEDULE II


           LIST OF DIRECTORS AND OFFICERS SUBJECT TO LOCKUP PROVISIONS

Jay H. Shidler
Michael T. Tomasz
Michael W. Brennan
Michael J. Havala
Gary H. Heigl
Johannson L. Yap
Michael G. Damone
David P. Draft
Duane H. Lund
Peter F. Murphy
Anthony Muscatello
Matthew J. Ochalski





                                 Schedule II-1

                                    EXHIBIT A



DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated October 6, 1997 (the "Underwriting Agreement") among First Industrial Realty Trust, Inc. (the "Company") and First Industrial, L.P. and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") relating to the public offering of 5,400,000 shares of common stock, par value $.01 per share, of the Company. This letter is delivered by the undersigned to the Underwriters pursuant to Section 8(m) of the Underwriting Agreement. Capitalized terms used herein shall, unless otherwise defined herein, have the meaning set forth in the Underwriting Agreement.

     The undersigned hereby agrees that the undersigned shall not, without the prior written consent of the Underwriter, directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and shares of Common Stock which may be received upon exercise of stock options or warrants) or any securities convertible into or exercisable or exchangeable for Common Stock, or in any other manner transfer all or a portion of the economic consequences associated with the ownership of Common Stock (each of the foregoing actions, a "Transfer"), prior to the expiration of 90 days from the date of the Prospectus Supplement.

     Notwithstanding the foregoing, no such consent shall be required in connection with (i) the delivery to the Company, in connection with the exercise of options or the grant of Common Stock under the Company's stock incentive plan, of shares of Common Stock in satisfaction of the exercise price of such options or applicable withholding requirements, (ii) the exchange or redemption of limited partnership interests in First Industrial, L.P. ("Units") for shares of Common Stock, (iii) the Transfer of shares of Common Stock acquired by the undersigned in the open market, (iv) grants of a bona fide security


                                  Exhibit A-1
interest in, or a bona fide pledge of, shares of Common Stock or Units to a recognized financial institution and transactions contemplated by such grants or pledges whether made before or after the date of the Underwriting Agreement, (v) any Transfer to entities controlled by the undersigned and (vi) any Transfer to members of the immediate family of the undersigned (or to an entity for their benefit); provided that, in the case of a Transfer of the type described in clause (vi), prior to making any such Transfer, the undersigned shall have delivered a written instrument to the Underwriter in which the transferee agrees to be bound by the restrictions contained in this agreement with respect to the subject of such Transfer.

     The obligation of the undersigned shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                             Very truly yours,


                             ------------------------------
                             Name:
                             Date:
                             Address: _____________________
                                      _____________________
                                      _____________________

Agreed:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:_________________________
   Authorized Signature



                                  Exhibit A-2